UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 19, 2013 (June 19, 2013)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2013, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), held its Annual Meeting of Limited Partners (the “2013 Annual Meeting”) in Los Angeles, California. At the 2013 Annual Meeting, the Partnership’s limited partners were requested to (1) elect two directors to the Board of Directors (the “Board”) of BreitBurn GP, LLC, the general partner of the Partnership (the “General Partner”), for a three-year term that will expire in 2016 at the 2016 Annual Meeting of Limited Partners (“Class II Directors”), or until their successors are duly elected and qualified; and (2) ratify the appointment of PricewaterhouseCoopers LLP as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2013, all of which were described in the Partnership’s Notice of Annual Meeting and Proxy Statement for the 2013 Annual Meeting.

The following actions were taken by the Partnership’s limited partners with respect to each of the proposals:

1.	Elect two Class II Directors. All nominees were re-elected as directors by the votes indicated:

Nominee	Voted For	Votes Withheld	Broker Non-Votes

Halbert S. Washburn	28,741,580	431,055	55,864,714

Charles S. Weiss	28,718,405	454,230	55,864,714

2.	Ratify PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal was approved by the votes indicated:

Voted For	Voted Against	Abstentions

84,144,443	493,248	399,658

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: June 19, 2013	By:	/s/ Gregory C. Brown
Gregory C. Brown
General Counsel, Executive Vice President and Chief Administrative Officer